EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption, "Experts", and to the use of our report dated May 19, 2004 (except Note 1, as to which the date is July 30, 2004) in the Registration Statement on Form S-1 Amendment No. 3 No. 333-118568) and related Prospectus of National Patent Development Corporation dated November 8, 2004.




Eisner LLP

New York, New York
November 5, 2004